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EXHIBIT 4.1

COMMON STOCK	PAR VALUE $.0001 PER SHARE
NUMBER	SHARES

GRAYMARK PRODUCTIONS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA

CUSIP SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS

THIS CERTIFIES THAT

is the owner of

Fully Paid and Non-Assessable Shares of the Common Stock, Par Value $.0001 Per Share, of
 GRAYMARK PRODUCTIONS, INC.

(hereinafter referred to as the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and shall be held subject to the provisions of the State of Oklahoma and all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file at the office of the Corporation), to all of which the holder, by acceptance hereof, assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

        Dated:

	[SEAL]	COUNTERSIGNED AND REGISTERED UMB BANK, N.A. (Kansas City, MO) TRANSFER AGENT AND REGISTRAR
CHIEF EXECUTIVE OFFICER	SECRETARY	AUTHORIZED SIGNATURE

GRAYMARK PRODUCTIONS, INC.

        The Corporation is authorized to issue more than one class of stock and more than one series of preferred stock. The Corporation will furnish, upon request and without charge, a full statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock authorized to be issued by it, and the variations in the relative rights and preferences between the shares of each series of any preferred class so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of any preferred class. Such request may be made to the Secretary of the Corporation, or to the Transfer Agent.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TRANSFER FEE: $20.00

TEN COM -as tenants in common	UNIF GIFT
TEN ENT -as tenants by the entireties	MIN ACT-	Custodian
JT TEN -as joint tenants with right	(Cust)		(Minor)
of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act
(State)
UNIF TRNFR
	MIN ACT-	Custodian
	(Cust)		(Minor)
Under Uniform Transfers to Minors Act
(State)

        Additional abbreviations may also be used though not in the above list.

        For Value received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE)

                        Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint                          attorney-in-fact to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

X
X
	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stock Brokers, Savings and Loan Associations and Credit Unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

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  EXHIBIT 4.1